AMENDMENT NO. 1
Dated as of September 19, 2008

to the PLEDGE AGREEMENT
Dated as of April 28, 2006

THE UNITED STATES OF AMERICA
acting through the Rural Utilities Service

NATIONAL RURAL UTILITIES
COOPERATIVE FINANCE CORPORATION

U.S. BANK TRUST NATIONAL ASSOCIATION

AMENDMENT No. 1 dated as of September 19, 2008 (this “Amendment”) to the Pledge Agreement dated as of April 28, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”), among NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, a District of Columbia cooperative association and its successors and assigns (hereinafter called the “Borrower”), having its principal executive office and mailing address at 2201 Cooperative Way, Herndon, VA 20171-3025, the UNITED STATES OF AMERICA, acting through the Rural Utilities Service, a Rural Development agency of the United States Department of Agriculture and its successors and assigns (“RUS”), and U.S. BANK TRUST NATIONAL ASSOCIATION, a national association and its successors and assigns (hereinafter called the “Collateral Agent”), having its corporate office at 100 Wall Street, Suite 1600, New York, NY 10005-3701.

WHEREAS, the Borrower, RUS and the Collateral Agent (collectively, the “Parties”) are parties to the Pledge Agreement; and

WHEREAS, the Parties desire to amend the Pledge Agreement as set forth herein.

NOW THEREFORE, for and in consideration of the mutual benefits to be derived, the promises and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1.           Definitions.  Capitalized terms used but not defined herein shall have the meanings given to them in the Pledge Agreement.

2.           The second recital of the Pledge Agreement (beginning “WHEREAS the Borrower may from time to time”) is hereby deleted in its entirety.

3.           Section 1.01 is hereby amended by restating the following definitions as follows:

“Bonds” means the Series B Bond issued by the Borrower on April 28, 2006.

“Bond Guarantee Agreement” means the Series B Bond Guarantee Agreement dated as of April 28, 2006, between the Borrower and RUS.

“Eligible Security” means a note or bond of any Person payable or registered to, or to the order of, the Borrower, the Rural Telephone Finance Cooperative or the National Cooperative Services Corporation, and in respect of which (i) no default has occurred in the payment of principal or interest in accordance with the terms of such note or bond that is continuing beyond the contractual grace period (if any) provided in such note or bond for such payment; (ii) no “event of default” as defined in such note or bond (or in any instrument creating a security interest in favor of the Borrower, the Rural Telephone Finance Cooperative or the National Cooperative Services Corporation in respect of such note or bond), shall exist that has resulted in the exercise of any right or remedy described in such note or bond (or in any such instrument); (iii) such note or bond is not classified by the Borrower as a non-performing loan under generally accepted accounting principles in the United States; and (iv) such note or bond is free and clear of all liens other than the Lien created by this Pledge Agreement.

4.           Except as amended hereby, the Pledge Agreement shall remain in full force and effect.

5.           Governing Law.  This Amendment No. 1 to the Pledge Agreement shall be governed by, and construed and enforced in accordance with, the laws of the United States of America, to the extent applicable, and otherwise the laws of the State of New York.

6.           Miscellaneous.   The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Amendment.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.  Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

IN WITNESS WHEREOF, the Parties hereto have caused this
Amendment to be duly executed, all as of the day and year first above written.

                            NATIONAL RURAL UTILITIES
                            COOPERATIVE FINANCE
                            CORPORATION,

                            by: /s/ SHELDON C. PETERSEN

                            Name: Sheldon C. Petersen
                            Title: Governor and CEO

                            UNITED STATES OF AMERICA, acting
                             through the Administrator of the Rural
                            Utilities Service,

                            by: ______________________________

                            Name:
                            Administrator of the Rural Utilities Service

                            U.S. BANK TRUST NATIONAL
                            ASSOCIATION,

                            by: /s/ BEVERLY A. FREENEY

                            Name: Beverly A. Freeney
                            Title: Vice President

IN WITNESS WHEREOF, the Parties hereto have caused this
Amendment to be duly executed, all as of the day and year first above written.

                            NATIONAL RURAL UTILITIES
                            COOPERATIVE FINANCE
                            CORPORATION,

                            by: ______________________________

                            Name:
                            Title:

                            UNITED STATES OF AMERICA, acting
                             through the Administrator of the Rural
                            Utilities Service,

                            by: /s/ JAMES M. ANDREW

                            Name: James M. Andrew
                            Administrator of the Rural Utilities Service

                            U.S. BANK TRUST NATIONAL
                            ASSOCIATION,

                            by: ______________________________

                            Name:
                            Title: